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                           FORM N-4, ITEM 24(b)

8.49 Form SERVICE AGREEMENT between RidgeWorth Funds, American United Life Insurance Company and OneAmerica Securities, Inc.

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                        SERVICE AGREEMENT By and Between

                              AND RIDGEWORTH FUNDS

This Agreement "the "Agreement" .is entered into as of October 5, 2010 by and among American United Life Insurance Company. an Indiana Corporation. OneAmenca Securities, lnc.. an Indiana corporation. both collectively referred to as the "Intermediary" and RidgeWorth Funds a Massachusetts business trust (the "Trust").

WHEREAS, the Trust is an open-end investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act");

WHEREAS, it is contemplated that qualified and nonqualified employee benefit plans and other account holders will invest all or a portion of their assets in one or more of the Funds ("Account Holders") with the purchase and sale of shares (" Shares") of each of the separate series of the Trust listed on EXHIBIT A (the "Funds"). on .behalf of the Account Holders being made through one or more omnibus accounts established by the Intermediary or its agent, with the Funds' transfer agent ("Omnibus Accounts"); and

WHEREAS, the Intermediary desires to provide administrative services including record keeping, reporting and processing services, to Account Holders; and

WHEREAS, the Intermediary and the Trust desire to facilitate the purchase and redemption of Shares by Account Holders through Omnibus Accounts and to facilitate the servicing" of those Shares subject to the terms and conditions of this Agreement.

Accordingly, the parties hereto agree as follows:

1. Services: Appointment of Intermediary as Agent of Funds: Intermediary is hereby appointed as agent for the Trust for the sole and limited purpose of receiving orders for the purchase and redemption of Shares of the Funds, which the Trust hereby agrees to make available to Account Holders subject to the Intermediary's agreement to perform the following services with respect thereto in accordance with the terms and conditions of this Agreement: (a) providing necessary personnel and facilities to establish and maintain individual sub-accounts, as required, and records for Account Holders; (b) recording account balances and changes thereto, including debits and credits to such individual sub-accounts in the form of cash, dividends and shares of the Funds;
(c) arranging for the wiring of funds to and from the Omnibus Accounts; (d) providing statements to Account Holders; (e) furnishing proxy material, periodic. Fund reports to shareholders, prospectuses and other communications to. Account Holders as required; (f) transmitting Account Holder transaction information to the Funds' transfer agent; (g) providing to the Trust such information as they may reasonably request in order to assist them in their compliance with federal and state securities laws applicable to the Funds, to identify beneficial owners of Fund Shares for disclosure purposes and to assist the Trust in identifying Account Holders and beneficial owners whose trading activity is considered by the Trust to be disruptive to a Fund and to discourage such activity; and (h) providing to each Account Holder such reports or information as may be required by the Employee Retirement Income Security Act of 1974, as . amended ("ERISA") and/or the Internal Revenue Code of 1986, as amended ("IRC"). The Funds' transfer agent will recognize each Omnibus Account as a single shareholder and as an unallocated

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account in each Fund, and shall not be responsible for maintaining separate or individual sub accounts for Account Holders.


Notwithstanding anything stated herein to the contrary, Intermediary may designate agents to perform any of the services contemplated by this Agreement ("Agents"); provided, however, that its Agents expressly agree to be subject to the terms and conditions of this Agreement, and further provided that the provisions of indemnification set forth below shall continue to apply to Intermediary as an Intermediary with respect to services performed by its Agents unless the Trust expressly agrees otherwise in writing.

2. Fees. In consideration of Intermediary's performance of the services contemplated by this Agreement, the Trust shall pay (or cause to be paid) the fees as set forth on EXHIBIT A to this Agreement. The parties agree that the fees are solely for shareholder servicing and other administrative services provided by the Intermediary, its affiliates and third parties with whom it contracts and do not constitute payment in any manner for investment advisory or distribution services.'

3. Representations, Warranties and Covenants.

Section 3.1 All Parties. Each party represents, warrants and covenants that:

i. it is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized;

ii. it and, in the case of the Intermediary, any Agents that perform services under this Agreement on its behalf, is each duly qualified to do business and has an requisite licenses and authority to carry on its business in the state in which it is organized and in an other jurisdictions in which it conducts business under this Agreement; .

iii. entry into this Agreement has been duly authorized by each party and, when executed and delivered, will constitute the valid, legal and binding obligation of such party, enforceable in accordance with its terms;


iv. at all times it shall comply with all applicable laws, rules and regulations applicable to it by virtue of entering into this Agreement; and

v. it will promptly notify the other parties in the event that it is, for any reason, unable to perform any of its obligations under this Agreement.

Section 3.2 Intermediary. The Intermediary further represents, warrants and covenants that:

i. the Intermediary. is not required to be registered as an investment adviser under 'the Investment Advisers Act of 1940, nor under any state securities law in connection with performing services under this Agreement;

ii. the Intermediary is registered as a transfer agent pursuant to Section 17 A of the Securities Exchange Act of 1934, as amended (1;he "1934 Act"), or not required to . be so registered;

iii. the Intermediary is registered as a broker-dealer under the 1934 Act and under any applicable state securities, or not required to be so registered;

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iv. with respect to any plan subject to ERISA or to Section 4975 of the IRC that is an Account Holder under this Agreement:

a) neither the Intermediary nor any of its affiliates is a "fiduciary" as such term is defined in Section 3(21) of ERISA and Section 4975 of the IRC; and

(b) the Intermediary is solely responsible, and not the Trust, for taking all actions as may be necessary or required so that none of the services performed under this Agreement is a "Prohibited Transaction" under section 406 of ERISA. or section 4975 of the IRC.

(c) the Intermediary is solely responsible, and not the Trust, for disclosing to the extent required by ERISA, Rules of the NASD or other applicable law, the arrangements and fees ,provided for in this Agreement to Account Holders and participants of employee benefit plans that are Account Holders;

v. the Intermediary shall not make representations concerning a Fund except for the quantitative review and ranking of a Fund based on objective data received from third parties;

vi. the Intermediary has and shall maintain all necessary facilities, equipment and personnel, including, but not limited to, a disaster recovery or business continuity plan, to perform the services under this Agreement in accordance with the best industry practice;

vii. the Intermediary is either a financial institution subject to the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 ("USA PATRIOT Act") and the Bank Secrecy Act (collectively, the "AML Acts") or it shall perform the services under this Agreement as if it were subject to the AML Acts, which require among other things, that financial institutions adopt compliance programs to guard against money laundering, and it has adopted and implemented, and shall continue to administer, anti-money laundering and customer. identification programs in compliance with the AML Acts and applicable anti-money laundering rules of self regulatory organizations in all relevant respects. The Intermediary also agrees to cooperate to satisfy AML due diligence policies of the Trust, which may include annual compliance certifications and periodic due diligence reviews and/or other requests including by a Federal Regulation deemed necessary or appropriate to ensure compliance with AML Acts;

viii. the Intermediary's. internal control structure for the processing and transmission of orders for the purchase, redemption and exchange of Fund Shares is suitably designed (A) to prevent orders received after the close of trading on the New York Stock Exchange from being aggregated and communicated to the Funds and their designee with orders received before such close of trading, and
(8) to minimize errors that could result in late transmission of orders to the Funds. An independent public accountant or other qualified independent party will annually

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review the Intermediary's internal control structure and prepare a written report concerning their adequacy, which will be available to the Trust upon request; the' Intermediary will determine that its Agents for late day trading purposes have adequate internal control structures for the processing and transmission of such orders for the purchase, redemption and exchange of Fund Shares and will seek to require such Agents to retain an independent accountant or other qualified independent party to annually review and report on the adequacy of the Agents' internal control structures; and.

ix in accordance with NASD Notice to Members 03-50 (reminding members of their responsibility to ensure that they have in place policies and procedures reasonably designed to detect and prevent the occurrence of mutual fund transactions that would violate Rule 22c-1 under the 1940 Act, NASD Conduct Rule 211 and other applicable rules and regulations), the Intermediary represents that it reviewed its policies and procedures to ensure that they are adequate with respect to preventing violations, of law and prospectus requirements related to timely order-taking and market timing activity, and the Intermediary hereby provides the confirmation set forth on Exhibit C hereto. The Intermediary represents that it will be responsible for the collection and payment to the Fund of any redemption fees based upon the terms outlined in the Fund's prospectus.

x in accordance with Rule 22c-2 under the 1940 Act, Intermediary agrees to provide information to the Trust, upon the Trust's request and restrict trading in certain Funds upon request from the Trust as stated in (EXHIBIT
     E).

xi. Representations by the Trust. The Trust further represents, warrants and covenants that each Fund is registered as an investment company or series of an investment company under the 1940 Act, and the Shares of each Fund are registered under the Securities Act of 1933, as amended (the" 1933 Act").

4. Operating Procedures. All services performed by the Intermediary under this Agreement, including, without limitation, the purchase and redemption of Shares of the Funds, shall be subject to the terms and conditions set forth in each Fund's then current prospectus and statement of additional information and such other policies as may be mutually agreed to ~ from time to time by the parties. In no way shall this Agreement limit the authority of the Trust to take such action as it may deem appropriate or advisable in connection with all matters relating to the operation of such Fund and the sale of its Shares, including, but not limited to, the Trust's policies to determine whether an adjustment is necessary to correct any error in the computation of the net asset value per share for a Fund ("Price Error") as more fully described below.

5. Account Information. The Trust or its designee shall provide the Intermediary
(a) daily confirmations of Omnibus Account activity within five Business Days (as defined below) after each day on which a purchase or redemption of Shares of a Fund is effected for the particular Omnibus Account, and (b) such other periodic statements detailing activity in each Omnibus Account as mutually agreed from time to time by the parties.

6. Maintenance of Records. The Intermediary shall maintain and preserve all records as required by law to be maintained and preserved in connection with providing the services contemplated by this Agreement. Upon the request of the Trust, the Intermediary shall provide copies of all records relating to transactions between the Account Holders and the

Funds to enable the Trust or its representatives to comply with any request of a governmental body or self-regulatory organization. or an Account Holder, to monitor and review the services of the Intermediary contemplated by this Agreement, or to calculate the fees to be paid hereunder. The Intermediary agrees to permit the Trust or its representatives to have reasonable access to its personnel and records in order to facilitate the monitoring of the quality of the services provided under this Agreement.

7. Pricing Information. The Trust or its designee shall furnish the Intermediary, with respect to each Fund:

i. net asset value information as of the close of regular trading on the New York Stock Exchange (currently 4:00 p.m. Eastern Time) or as of such earlier times at which a Fund's net asset value is calculated as specified in such Fund's then current prospectus ("Close of Trading") on each business day that the New York Stock Exchange is open for business ("Business Day");

ii.  dividend and capital gains information as it becomes available; and.

iii. in the case of Funds that declare dividends daily, the. daily accrual for interest rate factor (mil rate).

The Trust shall use its best efforts to provide such information to the Intermediary by means of electronic transmission or other mutually acceptable means by 7:00 p.m. Eastern Time on each Business Day.

8. Orders and Settlement: Dividends.

i. The Intermediary shall transmit to the transfer agent of each Fund orders to purchase or redeem Fund Shares consistent with instructions it receives from Account Holders and the following procedures:

(a) Orders for net purchases or net redemptions of Shares of a Fund derived from instructions received from Account Holders in proper form prior to the Close of Trading on any given Business Day shall be processed and transmitted to the Fund's transfer agent no later than 8 a.m. .Eastern Time on the next followIng Business Day;

(b) Payment for net purchases of Shares of a Fund derived from instructions received from Account Holders for a given Business Day shall be wired no later than 1 :00 p.m. Eastern Time by the Intermediary to a custodial account designated by the Trust on the next Business Day. If payment is not received on a timely basis, the Trust reserves the right, without notice to the Intermediary, to cancel any or all orders received from the Intermediary for such Business Day and, in any case, the Intermediary agrees to be responsible for any loss resulting from its failure to make timely payment;

(c) Payment for net redemptions of Shares of a Fund derived from instructions received from Account Holders on a given Business

Day will be wired by the Trust or its designee on the next Business Day to an account designated by the Intermediary no later than 4;00 p.m. Eastern Time; provided, however, that the Trust may, if necessary, delay redemption of Shares of a Fund to the extent permitted by the 1940 Act; and

(d) The Business Day on which instructions are received by the Close of Trading in proper form by the Intermediary from Account Holders and thereafter transmitted to the Funds' transfer agent prior to the Close of Trading on the same Business Day shall be the date as of which Shares of such Fund shall be purchased or redeemed. Instructions received in proper form by the Intermediary from Account Holders after the Close of Trading on any given Business Day shall be treated as if received on the next following Business Day.

ii. Dividends and capital gain distributions shall be automatically reinvested at net asset value in accordance with each Fund's then current prospectus unless the Intermediary otherwise indicates that such dividends and distributions are to be paid in cash. Intermediary shall be solely responsible for ensuring that all cash dividends are paid to Account Holders in a timely manner. Any liabilities arising from cash dividend payments reported by Account Holders as lost, stolen, materially altered or forged shall be the sole responsibility of the Intermediary.

9. Price Error Correction Procedures.

i. Price Error Correction. A determination as to when an error in the computation of a Fund's net asset value ("NAV") requires corrective action shall be made as follows:

(a) if the Price Error results in a difference between the erroneous NAV and the correct NA V of less than $0.01 per share, then no corrective action shall be taken;

(b) if the Price Error results in a difference between the erroneous NAV and the correct NAV equal to or greater than $0.01 per share, but less than 1/2 of 1 % of the Fund's NA V at the time of the Price Error, then corrective action shall be taken with the Fund being reimbursed for any loss, after taking into consideration any positive effect of such Price. Error, but no adjustments to either the Fund's NA V or to the accounts of Fund shareholders, including the accounts of Account Holders, shall be made; and

(c) if the Price Error results in a difference between the erroneous NA V and the CO/Tect NA V equal to or greater than 1/2 of 1 % of the applicable Fund1s NA Vat the time of the Price Error, then such Price Error shall be deemed a "material" Price Error for purposes of this Agreement and corrective action shall be taken with the Fund being reimbursed for any loss (after taking into consideration any positive effect of such Price Error) and appropriate adjustments to both the Fund's NA V and shareholders' accounts, including the accounts of Account Holders, shall be made. If an adjustment is necessary to correct a material Price Error, which has caused shareholders to receive less than the amount to which they are entitled, the number of shares of the appropriate Fund , attributable to the accounts of shareholders, including the accounts of Account Holders, shall be adjusted and the amount. of any underpayments to Account Holders shall be credited by the Fund to the accounts of affected shareholders, including the Omnibus Account maintained by the Intermediary, with the Intermediary further crediting such amounts to the accounts of affected Account Holders. Upon notification by the Trust of any overpayment due to a material Price Error, the Intermediary shall promptly remit to the Fund
     aT)Y overpayment that has not been disbursed from the account of any Account Holder, and make a good faith attempt to collect any excess amounts from any Account Holder to which disbursement has been made, which, because of a Price Error, may have underpaid for" shares credited to its account or accounts. Absent the Intermediary's failure to make such a good faith attempt, however, the Intermediary shall in no " event be liable to the Trust for any overpayments if, prior to notice from the Trust; such amounts were disbursed to Account Holders.

     The standards set forth in this sub-section (i) are based on the parties' understanding of views expressed by the staff of the U.S. Securities and Exchange " Commission (the "SEC") as of the date of this Agreement. In the event views of the SEC staff are modified or superseded by $uch staff. of the SEC or judicial interpretation, the parties shall amend the foregoing provisions of this Agreement to comport with the appropriate applicable standards, on terms mutually satisfactory to all parties.

ii. Notification. The Trust shall notify the Intermediary as "soon as practicable after discovering a material Price Error requiring adjustments to a Fund's NA V and shareholder accounts. Notice may be made via facsimile or via direct or indirect systems access and shall state the incorrect price, the correct price and, to the extent communicated to the Fund's other shareholders, the reason for the price change

iii. Expenses. Except as otherwise provided in this Agreement, each party shall bear all expenses incidental to the performance of its obligations pursuant to this Agreement.

     Each Fund shall pay the cost of registration of its Shares with the SEC and other fees to sell its Shares in states where required. Each Fund shall distribute or cause to be distributed to the Intermediary its proxy material, periodic Fund reports to shareholders, prospectuses and other material as such Fund may require to be sent to shareholders. The. cost of preparing and printing this material shall be paid by the applicable Fund, and the cost of distributing such "items to the underlying Account Holder shall be borne by the Intermediary.

10. Relationship of Parties. Except as specifically provided in Section I of this Agreement, it is understood and agreed that all services performed hereunder by the Intermediary shall be as "an independent contractor and not as an employee or agent of the Trust, or the Funds, and none of the parties shall hold itself out as an agent of any other party with the authority to bind such party.

11. Use of Names. Except as otherwise expressly provided for in this Agreement, the Intermediary shall not use, nor shall it allow its employees or agents to use, the name or logo of the Trust, the Funds, or any affiliate of the Trust, or any products or services sponsored, managed, advised, administered, or distributed by the Trust or any of its affiliates, for advertising, trade or other commercial or noncommercial purposes without the express prior written consent of the Trust. To the extent that the Intermediary prepares material that refers to the Trust, the Funds or any affiliate of the Trust, Intermediary shall provide the Trust with copies of those materials prior to their use.

12. Indemnification.

i. The Intermediary agrees to indemnify and hold harmless the Trust, the Funds and each of their trustees, directors, officers, employees, agents and each person, if any, who controls them within the meaning of the 1933 Act against any and all losses, claims, damages, liabilities or expenses, including reasonable legal fees, they incur (collectively "Losses") insofar as such Losses arise out of or are based upon (i) the Intermediary's negligence, bad faith, or willful misconduct in performing its obligations hereunder, (ii) any failure by the Intermediary to prevent orders received after the Close of Trading on a Business Day from being aggregated and communicated to the Fund's transfer agent with orders received before the Close of Trading on that Business Day, (iii) any errors within the reasonable control of the Intermediary that result in late transmission of orders to the Fund's transfer agent, (iv) any breach by the Intermediary of any provision of this Agreement, or (v) any breach by the Intermediary of a . representation, warranty or covenant made in this Agreement. The Intermediary will reimburse the persons indemnified hereunder for any reasonable legal or other expenses reasonably incurred by them in connection with investigating or defending such Losses. This indemnity agreement shall be in addition to any liability, which the Intermediary may otherwise have.

ii. The Trust agrees to indemnify and hold harmless the Intermediary and each of its directors, officers, employees, agents and each person, if any, who controls it 'within the meaning of the 1933. Act against any and all Losses insofar as such Losses arise out of or are based upon (i) the Trust's negligence, bad faith, or willful misconduct in performing its obligations hereunder, (ii) any breach by the Trust .of any provision of this Agreement, or (Hi) any breach by the Trust of a representation, warranty or covenant made in this Agreement. The Trust will reimburse the persons indemnified hereunder for any reasonable legal or other expenses reasonably incurred by them in connection with investigating or . defending such Losses. This indemnity agreement shall be in addition to any liability, which the Trust may otherwise have.


iii. If any third party threatens to commence or commences any claim or action for which one party (the "Indemnifying Party") may be required to indemnify another 'person hereunder (the "Indemnified Party"), the Indemnified Party shall promptly give notice thereof to the Indemnifying Party; provided, however, that the failure to provide such prompt notice to the Indemnifying Party shall not relieve the Indemnifying Party of any liability it may have to the Indemnified

     Party unless such failure has prejudiced the defense of such claim or action. As a condition to indemnification hereunder, the Indemnified Pal1y shall provide the Indemnifying Party with complete details, documents and pleadings concerning the claim or action, which are available to it, and shall cooperate with the Indemnifying Party in the defense of any such claim. The Indemnifying Party shall be entitled, at its own expense and without limiting its obligations to indemnify the Indemnified Party, to assume control of the defense of such action with counsel selected by the Indemnifying Party, which counsel shall be reasonably satisfactory to the Indemnified Party. However, if the Indemnified Party reasonably determines that defenses may be available to it which are not available to the Indemnifying Party, and which may be inconsistent with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to assume its own defense, with counsel reasonably satisfactory to the Indemnifying Party. Should this situation arise, the Indemnified Party shall promptly notify the Indemnifying Party in writing of its decision and the reasons therefore. The Indemnifying Party shall remain responsible for the cost of reasonable legal or other expenses incurred as they pertain to the additional or inconsistent defenses of the Indemnified Party.


After notice from the Indemnifying Party to the Indemnified I>arty of the Indemnifying Party's election to assume the defense of any claim or action, the Indemnifying Party will not be liable to any Indemnified Party under this
Section 12 for any legal or other expenses subsequently incurred by the Indemnified Party in connection with its defense of such claim or action. In the event the Indemnifying Party notifies the Indemnified Party in writing that it does not eject to assume the defense of a claim or action, the Indemnifying Party will reimburse the Indemnified Party named a defendant or defendants in such claim or action for the reasonable fees and expenses of one single counsel mutually agreed upon by them.

No party shall unilaterally agree to a compromise or settlement of any claim or action without the written consent of the other party. Such consent shall not be unreasonably withheld.

13 . Confidentiality.

i. Each party agrees to keep confidential, and to treat as proprietary, all information. obtained regarding the other party during the term of this. Agreement, including but not limited to information about its products, clients, . employees, and operations (collectively, "Confidential Information"). Each party agrees not to use any such Confidential Information, except as may be required under this Agreement. The parties hereto specifically agree that they must maintain this Confidential Information in such a manner that no third party can access it nor can it be disclosed to a third party without the prior consent of the other party to which the Confidential Information relates (which consent shall be deemed given to the extent necessary or appropriate for the proper operation of the Funds, and to any governmental body or self-regulatory organization, to the extent required to comply with applicable legal requirements and lawful requests).

ii. . Confidential Information does not include any information which (i) is publicly known or in the possession of the pal1y receiving Confidential Information (the "Receiving Pal1y") from other lawful sources prior to its receipt from the pal1y disclosing Confidential Information (the "Disclosing Party"); (ii) is or becomes available other than as a: result of a disclosure by the Receiving Party or its representatives; or (iii) is or becomes available to the Receiving Party on a non-confidential basis from a source (other than the Disclosing Party) which, to the best of the Receiving Party's knowledge and after due inquiry, is not prohibited from disclosing such information to the Receiving Party by a legal, contractual or fiduciary obligation to the Disclosing Party.

iii. Each party agrees that any Nonpublic Personal Information, as the term is defined in Securities and Exchange Commission Regulation S-P ("Reg. S-PII), that may be disclosed by a party hereunder is disclosed for the specific purpose of permitting the other parties to perform the services set forth in this Agreement. Each party agrees that, with respect to such information, it will comply with Reg. S-P and any other applicable regulations and that it will not disclose any non-public Personal Information received in connection with this Agreement to any other party, except to the extent required to carry out the services set forth in this Agreement or as otherwise permitted- or required by applicable law (including the AML Acts).

14. Termination. Any party may terminate this Agreement on 60 days' prior written notice to the other parties. Notwithstanding the foregoing, this Agreement may be terminated by any party immediately by giving written notice to the other parties: (i) in the event that one of the other parties is in material breach of this Agreement unless the party who is alleged to be in breach cures the breach to the reasonable satisfaction of the party making the allegation within ten (10) days of receipt of written notice;
     (ii) if the continued performance of this Agreement violates any law, rule, regulation, order or decree which such party giving notice of termination is subject; (iii) upon an assignment of the Agreement in contravention of its terms; or (iv) by any act which terminates either the 12b-1 Plan adopted by the Trust with respect to any Fund or the distribution agreement between the Trust and the Trust's distributor.

15. Notices. Each notice required by this Agreement shall be given in writing and delivered personally or mailed by certified mail or courier service to the other party at the address set forth on EXHIBIT B or such other address as each party may give written notice to the other parties or by facsimile if confirmed in writing within three business days. All notices shall be effective upon delivery at the designated address.

16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts, without giving effect to conflicts of law principles thereof which might refer such interpretations to the laws of a different state or jurisdiction. Notwithstanding the above, to the extent any rights or obligations of a party hereunder are covered by applicable securities laws (such as the 1933 Act, the Securities Exchange Act of 1934, or the 1940 Act), this Agreement shall be governed by such laws.

17. Survival. The provisions of Section 12 (indemnity) and Section 13 (confidentiality) of this Agreement shall survive the termination of this Agreement.

18. Modification and Waiver. This Agreement may be modified or amended, and the terms of this Agreement may be waived, only by a writing signed by each of the parties. Notwithstanding the foregoing, the Trust may unilaterally amend Exhibit A to the Agreement to add or remove a Fund by sending notice to the other parties as soon as is reasonably possible. The failure of a party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same. No waiver by a party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise in anyone or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

19. Non-Exclusivity. Each of the parties acknowledges and agrees that this Agreement and the arrangements described herein are intended to be non-exclusive and that each of the parties is free to enter into similar agreements and arrangements with other entities.

20. Complete Agreement and Severability. This Agreement and the Exhibits attached hereto contain the full and complete understanding of the parties and supersede all prior representations, promises, statements, arrangements, warranties and understandings between the parties with respect to the subject matter hereof, whether oral or written, express or implied. If any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions and portions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

21. Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns; provided, however, that neither this Agreement nor any rights, privileges, duties or obligations of the parties may be assigned by any party without the prior written consent of all parties.

22. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

23. References to the "Ridge Worth Funds," the "Trust" and the "Trustees" of the Trust refer respectively to the Trust created and the Trustees as trustees, but not individually or personally acting from time to time under the Declaration of the Trust dated January 15, 1992, a copy of which is on file with the Secretary of State of the Commonwealth of Massachusetts and at the Trust's principal office. The obligations of the Trust entered into in the name or on behalf thereof by any of the Trustees, officers, representatives, or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders, officers, representatives, or agents of the Trust personally. Further, any obligations of the Trust with respect to anyone Fund shall not be binding upon any other Fund.

IN WITNESS WHEREOF, the undersigned have executed this Agreement by their duly authorized officers as of the date first above written.

Name of Intermediary:

By: /s/ Richard M. Ellery
Title: Associate General Counsel & Chief Counsel B/D

RidgeWorth Funds

By: /s/ Julia Short
Title President

Attachments:
EXHIBIT A - Funds Offered and Applicable,Fees

EXHIBIT B - Contact Infonl1ation

EXHIBIT C - Confirmation Pursuant to NASD Notice to Members 03-50 EXHIBIT D - Transactions through the NSCC (if applicable)

                                   Schedule A

This Schedule A may be updated periodically by letter agreement between the parties hereto.


                                                  12bl                    Total
                                        FFS       Payment  Shareholder   Payout
         Share              Asset     (basis     (basis     Servicing  (basis
Fund     Class     Ticker   Class     points)     points)     Fee       points)
----     -----     ------     -----     -------     -------     ---     -------
AGGRESSIVE  A      SAGAX     E         35         25          0          60
GROWTH STOCK
FUND

AGGRESSIVE  I      SCATX     E         35          0          0          35
GROWTH STOCK FUND

CQRPORATE   A      SAINX     FI         0         25         15          40
BONDFUND

CORPORATE   I      STICX     FI         0          0         15          25
BOND FUND

EMERGING    A      SCEAX      E        35         25          0          60
GROWTH STOCK FUND

EMERGING    I      SEGLX      E        35          0          0          35
GROWTH STOCK FUND

HIGH INCOME A      SAHIX      FI       15         25          0          40
FUND

HIGH INCOME R      STHIX      FI        0         50         10          60
FUND

HIGH INCOME I      STHTX      FI       15          0          0          15
FUND

INTERMEDIATE A     IBASX      FI        0         25         15          40
BOND FUND

INTERMEDIATE R     IBLSX      FI        0         50         10          60
BOND FUND

INTERMEDIATE I     SAMIX      FI        0          0         15          15
BOND FUND

INTERNATIONAL A    SIELX      E        35         25          0          60
EQUITY 130/30 FUND

INTERNATIONAL I    SIELX      E        35          0          0          35
EQUITY 130/30 FUND

INTERNATIONAL A    SCIIX      E        35         25          0          60
EQUITY FUND

INTERNATIONAL I    STITX      E        35          0          0          35
EQUITY FUND

INTERNATIONAL A    SIIIX      E         0         25         15          40
EQUITY INDEX FUND

INTERNATIONAL I    SIEIX      E         0         25         15           40
EQUITY INDEX FUND

INVESTMENT GRADE R SCIGX     FI        0           50        10            40
BOND FUND

INVESTMENT GRADE I STIGX      E         0          0         15            15
BOND FUND

LARGE CAP CORE  A  CFVIX      E        35         25          0             60
EQUITY FUND

LARGE CAP CORE E   CRVAX      E        35          0          0             35
EQUITY FUND

LARGE CAP      A   STCrX      E        35         25          0             60
GROWTH STOCK FUND

LARGE CAP      I   STCAX      E        35          0          0             35
GROWTH STOCK FUND

LARGE CAP      A   SQEAX      E        35         25          0             60
QUANTITATIVE EQUITY FUND


LARGE CAP      I   SQETX      E        35          0          0             35
QUANTITATIVE EQUITY FUND

LARGE CAP      A   SVIIX      E        35         25          0             60
VALUE EQUITY FUND


LARGE CAP     I    STVTX      E        35          0          0             35
VALUE EQUITY FUND

AGGRESSIVE    A    SLAAX    FofF       35         25          0             60
GROWTH ALLOCATION STRATEGY

AGGRESSIVE    I    CVMGX    FofF       35          0          0             35
GROWTH ALLOCATION STRATEGY

CONSERVATIVE  A    SVCAX    FofF       10         25          0             35
ALLOCATION STRATEGY

CONSERVATIVE  I    SCCTX    FofF       10          0          0             10
ALLOCATION STRATEGY

GROWTH        A    SGIAX    FofF       35         25          0             60
ALLOCATION STRATEGY


GROWTH        I    CLVGX    FofF       35          0          0             35
ALLOCATION STRATEGY

MODERATE      A    SVMAX    FofF       15          0          0             15
ALLOCATION STRATEGY

MODERATE      I    CLVGX    FofF       15          0          0             15
ALLOCATION STRATEGY

LIMITED TERM  A    SLTMX    FI          0         15         15             30
FEDERAL MORTGAGE
SECURITIES FUND

LIMITED TERM I     SLMTX    FI          0          0         15             15
FEDERAL MORTGAGE
SECURITIES FUND

MID-CAP CORE A     SCAIX    E          35         25          0             60
EQUITY FUND


MID-CAP CORE I     SAGTX    E          35          0          0             35
EQUITY FUND

MID-CAP      A     SAMVX    E          35         25          0             60
VALUE EQUITY FUND

MID-CAP      I     SMVTX    E          35          0          0             35
VALUE EQUITY FUND

REAL ESTATE  A     SREGX    E          35         25          0             60
130/30 FUND

REAL ESTATE  I     SRIEX    FI         35          0          0             35
130/30 FUND

SEIX FLOATING A    SFRAX    FI          0         25         15             40
RATE HIGH INCOME Fund

SEIX FLOATING I    SAMBX    FI          0          0         15             15
RATE HIGH INCOME Fund

SEIX HIGH     A    HYPSX    FI          0         25         15             40
YIELD FUND

SEIX HIGH     R    HYLSX    FI          0         50         10             60
YIELD FUND

SEIX HIGH     I    SAMHX    FI          0          0         15             15
YIELD FUND

SELECT LARGE  A    SXSAX    E          35         25          0             60
CAP GROWTH STOCK Fund

SELECT LARGE  I    STTAX    E          35          0          0             35
CAP GROWTH STOCK Fund


SHORT-TERM    A    STSBX    FI          0         15          15            30
BOND FUND

SHORT-TERM    I    SSBTX    FI          0          0          15            15
BOND FUND

SHORT-TERM    I    SUSTX    FI          0          0          15            15
U.S. TREASURY SECURITIES Fund

SHORT-TERM    A    STSFX    E           0         15          15            30
U.S. TREASURY SECURITIES Fund

SMALL CAP     A    SCGIX    E          35         25           0            60
GROWTH STOCK FUND

SMALL CAP     I    SSCTX    E          35          0           0            35
GROWTH STOCK FUND

SMALL CAP     A    SASVX    E          35         25           0            60
VALUE EQUITY FUND

SMALL CAP     I    SCETX    E          35          0           0            35
VALUE EQUITY FUND

TOTAL         A    CBPSX    FI          0         25          15            40
RETURN BOND FUND

TOTAL         R    SCBLX    FI          0         50          10            60
RETURN BOND FUND

TOTAL         I    SAMFX    FI          0          0          15            15
RETURN BOND FUND

U.S.
EQUITY 130/30 A    SUEAX    E          35         25           0            60

U.S.
EQUITY 130/30 I    SUEIX    E          35          0           0            35


U.S.          A    SCUSX    FI          0         25          15            40
GOVERNMENT SECURITIES FUND

U.S.          I    SUGTX    FI          0          0          15            15
GOVERNMENT SECURITIES FUND

U.S.          I    SIGVX    FI          0          0          15            15
GOVERNMENT SECURITIES ULTRA-SHORT FUND

                 EXHIBIT B TO SERVICE AGREEMENT BY AND BETWEEN

                              AND RIDGEWORTH FUNDS

                              CONTACT INFORMATION

Intermediary: AMERICAN UNITED LIFE INSURANCE COMPANY
ADDRESS: ONE AMERICAN SQUARE INDIANAPOLIS, IN 46282
CONTACT PERSON: DAVID BAUER
PHONE 317-285-4690

EMAIL David.Bauer@oneamerica.com

RIDGEWORTH FUNDS
3435 Stelzer Rd
Columbus, OH 43219

       EXHIBIT C TO SERVICE AGREEMENT BY AND BETWEEN AND RIDGEWORTH FUNDS


Confirmation Pursuant to NASD Notice to Members 03-50

As a selected dealer of the Shares of the above-referenced Funds, and pursuant to the terms of our Service Agreement, we hereby certify to you that we will at all times comply with (i) the provisions of our Service Agreement related to compliance with all applicable rules and regulations; and (ii) the terms of each registration statement and prospectus for the Funds.

We have performed a review of our internal controls and procedures to ensure that such controls and procedures are adequate to (i) prevent the submission of any order received after the deadline for submission of orders in each day that are eligible for pricing at that day's net asset value per share ("NAV"); and
(ii) . prevent the purchase of Fund Shares by an individual or entity whose stated objectives are not consistent with the stated policies of a Fund in protecting the best interests of longer-term investors, particularly where such customer-investor may be seeking market timing or arbitrage opportunities through such purchase.

       EXHIBIT D TO SERVICE AGREEMENT BY AND BETWEEN AND RIDGEWORTH FUNDS


Transactions through the NSCC

(a) The Trust and the Intermediary agree to process and settle transactions pursuant to this Agreement through Fund/SERV, which is NSCC's mutual fund settlement, entry, and registration verification system, and may agree to exchange all Account information (other than order processing) through Networking, which is NSCC's automated and centralized recordkeeping system, based upon an agreed level of reporting control as may be made available by NSCC.

(b) The Trust and the Intermediary agree to establish an electronic data link through the NSCC system. The NSCC system will enable the Intermediary to transmit Plan trade information, including purchase, redemption and exchange instructions, as directed by Participants, to the Trust or the Funds and likewise to receive trade and pricing information from the Funds. The parties agree to payor arrange for payment of their respective NSCC costs.

(c) " Each party has received a copy of the NSCC system rules and processing guidelines and agrees to abide by such rules and guidelines, as amended from time to time, in order to perform their respective obligations under tnis Agreement.

(d) On each Business Day, the Trust (or its transfer agent) shall accept and effect changes on its records upon receipt of purchase, redemption, exchanges and registration instructions from the Intermediary through the NSCC system without supporting documents from the Plan Representative.

(e) Each party shall perform any and all duties, functions, procedures and responsibilities established by the NSCC and shall maintain facilities, equipment and personnel sufficient to perform the foregoing activities and to otherwise comply with the terms of this Agreement and to comply with the applicable NSCC rules and guidelines.

(f) Confirmed trades and any other information provided through the NSCC system pursuant to this Agreement shall be accurate, complete and in a format prescribed by the NSCC. Each party shall adopt, implement and maintain procedures reasonably designed to ensure the accuracy of all transmissions through the NSCC system, Each party shall be entitled to act on information and transmissions received through the NSCC system that it reasonably believes to be genuine.

(g) Processing errors which result from any delay or error caused by the Intermediary may be adjusted according to the Funds' then current prospectus. In the event adjustments are required to correct any error in the computation of the net asset value of Fund shares, the Trust shall notify the Intermediary as soon as practicable after discovering the need for those adjustments which result in a reimbursement to an Account in accordance with such Fund's then current policies on reimbursement. Notification may be made via facsimile or via direct or indirect systems access. Any such notification shall be promptly followed by a letter written on the Trust's letterhead stating, for each day on which an error occurred, the incorrect price, the correct price, and, to the extent communicated to the Fund's shareholders, the reason for the price change.


(h) Any information provided by the Trust to the Intermediary through the NSCC system and pursuant to this Agreement shall be deemed to satisfy the delivery obligations outlined by the Securities and Exchange Commission Rule 1 Ob-l 0 and, as such, the Trust has the informed consent of the Intermediary to suppress delivery of information using paper media. The Intermediary will verify the accuracy of confirmations of transactions and records received from the Trust through the NSCC system

       EXHIBIT E TO SERVICE AGREEMENT BY AND BETWEEN AND RIDGEWORTH FUNDS



          RIDGEWORTH FUNDS RULE 22c-2 SHAREHOWER INFORMATION AGREEMENT

1. Agreement to Provide Information. Intermediary agrees to provide the Trust, upon written request, the taxpayer identification number ("TIN"), the Individual/International Taxpayer Identification Number ("ITIN"), or other government-issued identifier (IOII"), if known, of any or all Shareholder(s) of the account and the amount, date, name or other identifier of any investment professional(s) associated with the Shareholder(s) or account (if known), and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares held through an account maintained by the Intermediary during the period covered by the request.



1.1 Period Covered by Request. Requests must set forth a specific period, not to exceed 180 days from the date of the request, for which transaction information is sought. The Trust may request transaction information older than 180 days from the date of the request as it deems necessary to investigate compliance with policies established by the Trust for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Trust.

1.2 Form and Timing of Response. Intermediary agrees to provide, promptly upon request of the Trust or its designee, the requested information specified in
Section 1 above. If requested by the Trust or its designee, Intermediary agrees to use best efforts to determine promptly whether any specific person about whom it has received the identification and transaction information specified in
Section 1 is itself a financial intermediary ("indirect intermediary") and, upon further request of the Trust or its -- .. -. designee, promptly either (i) provide (or arrange to have provided) the information set forth in Section 1 for those shareholders who hold an account with an indirect intermediary or (ii) restrict or prohibit the indirect intermediary from purchasing, in nominee name on behalf of other persons, securities issued by the Trust. Intermediary additionally agrees to inform the Trust whether it plans to perform (i) or (ii). Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the pal1ies. To the extent practicable, the format for any transaction information provided to the Trust should be consistent with the NSCC Standardized Data Reporting Format.


1.3 Limitations on Use of Information. The Trust agrees not to use the information received for marketing or any other similar purpose without the prior written consent of the Intermediary

2. Agreement to Restrict Trading. Intermediary agrees to execute written instructions from the Trust to restrict or prohibit further purchases or exchanges of Shares by a Shareholder who has been identified by the Trust as having engaged in transactions of the Trust's Shares (directly or indirectly through the Intermediary's account) that violate policies established or utilized by the Trust for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Trust.


2.1 Form of Instructions. Instructions to restrict or prohibit trading must include the TIN, ITIN, or GII, if known, and the specific restriction(s) to be executed. If the TIN, ITIN, or GII is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates.

2.2 Timing of Response. Intermediary agrees to execute instructions from the Trust to restrict or prohibit trading as soon as reasonably practicable, but not later than five business days after receipt of the instructions by the Intermediary.

2.3 Confirmation by Intermediary. Intermediary must provide written confirmation to the Trust that instructions from the Trust to restrict or prohibit trading have been executed. Intermediary agrees to provide confirmation as soon as reasonably practicable, but not later than ten business days after the instructions have been executed.

3. Definitions. For purposes of this Shareholder Information Agreement:

3.1 The term "Trust" includes each series of Ridge Worth Funds, except that the term not does include any "excepted funds" as defined ,in Rule 22c-2 under the 1940 Act.

3.2 The term "Shares" means the interests of Shareholders corresponding to the redeemable securities of record issued by the Fund under the 1940 Act that are held by the Intermediary.

3.3 The term "Shareholder" generally means the beneficial owner of Shares, whether the Shares are held directly or by the Intermediary in nominee name. In the case of a retirement plan, however, the term "Shareholder" means the plan participant notwithstanding that the plan may be deemed to be the beneficial owner of Shares. In the case of an insurance company separate account, the term "Shareholder" means the holder of interests in a variable annuity or variable life insurance contract issued by the Intermediary.

3.4 The term "written" includes electronic writings and facsimile transmissions

3.5 The terms "Intermediary" and "financial intermediary" shall mean a "financial intermediary" as defined in Rule 22c-2 under the 1940 Act.

3.6 The term "purchase" does not include the automatic reinvestment of dividends.

3.7 The term "promptly" as used in Section 1.2 above shall mean as soon as practicable but in no event later than ten (10) business days from the Intermediary's receipt of the request for information from the Fund or its designee.

4. Miscellaneous. Except as specifically set forth in this Shareholder Information Agreement. all other provisions of the Agreement shall remain in full force and effect. This Shareholder Information Agreement shall survive the termination of the Agreement.